KERR-McGEE CORPORATION ANNUAL INCENTIVE COMPENSATION PLAN



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                  KERR-McGEE CORPORATION ANNUAL INCENTIVE COMPENSATION PLAN


                                TABLE OF CONTENTS


Article                                                                  Page

   I         Establishment And Purpose.................................     1

  II         Definitions...............................................     1

 III         Administration............................................     3

  IV         Eligibility And Participation.............................     3

   V         Award Determination.......................................     3

  VI         Payment Of Final Awards...................................     7

 VII         Termination Of Employment.................................     7

VIII         Rights Of Officers........................................     7

  IX         Change In Control.........................................     8

   X         Miscellaneous.............................................     9





                  KERR-McGEE CORPORATION ANNUAL INCENTIVE COMPENSATION PLAN


                                    Article I

                            Establishment And Purpose


        1.1 Establishment of the Plan. Kerr-McGee Corporation, a Delaware corporation (the "Company"), hereby establishes an annual incentive compensation plan to be known as "The Kerr-McGee Corporation Annual Incentive Compensation Plan (the "Plan"), as set forth in this document. The Plan permits annual cash awards to Officers of the Company, based on the achievement of pre-established performance goals.

               The Plan shall become effective January 1, 1998 (the "Effective Date") and shall remain in effect until terminated as provided in Article V,
Section 5.12 herein.

        1.2    Purpose.  The purposes of the Plan are to:

        (a) Provide incentives to achieve annual goals that are within group and/or individual control and are considered key to the Company's success;

        (b  Encourage teamwork in various segments of the Company;

        (c) Reward performance with pay that varies in relation to the extent to which the pre-established goals are achieved; and

        (d) Ensure all amounts paid under the Plan be "qualified performance based compensation" within the meaning of Section 162(m) of the Code and its accompanying regulations.

                                   Article II

                                   Definitions

        Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

        (a) "Award Opportunity" means the various levels of incentive award payouts which an Officer may earn under the Plan, including Target Incentive Awards, as established by the Committee pursuant to Article V, Sections 5.1 and 5.2 herein.

        (b) "Board" or "Board of Directors" means the Board of Directors of the Company.

        (c) "Code" means the Internal Revenue Code of 1986, as amended.

        (d) "Committee" means a committee of two (2) or more members of the Board of Directors, all of whom shall be "outside directors" within the meaning of the Regulations under Code Section 162(m), appointed by the Board to administer the Plan, pursuant to Article III herein.

        (e) "Company" means Kerr-McGee Corporation, a Delaware corporation (including any and all Subsidiaries and Limited Liability Companies) and any successor thereto.

        (f) "Effective Date" means the date the Plan becomes effective, as set forth in Article I, Section 1.1 herein.

        (g) "Employee" means a full time, salaried employee of the Company.

        (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        (i) "Final Award" means the actual award earned during a Plan Year by an Officer, as determined by the Committee.

        (j) "Limited Liability Company" means any Limited Liability Company in which the Company or a Subsidiary owns fifty percent (50%) or more of the Limited Liability Company.

        (k) "Officer" means an Employee who, as of the last day of the applicable Plan Year, is an officer of the Company at or above the level of Corporate Vice President.

        (l) "Plan Year" means the Company's fiscal year.

        (m) "Subsidiary" means any corporation (other than the Company) in which the Company, a Subsidiary or a Limited Liability Company of the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock.

        (n) "Target Incentive Award" means the award, as established by the Committee at a competitive level, which may be paid to an Officer when "targeted" performance results are attained; however, in no case can the Target Incentive Award exceed 100% of an officer's base salary.

                                   Article III

                                 Administration

        3.1 The Committee. The Plan shall be administered by a Committee which initially shall be the Executive Compensation Committee of the Board. Subject to the terms of this Plan, the Board may appoint a successor Committee to administer the Plan. The members of the Committee shall be appointed by, must be members of, and shall serve at the discretion of the Board.

        3.2 Authority of the Committee. Subject to the provisions herein, the Committee shall have the full power to determine the size and types of Award Opportunities and Final Awards, to determine the terms and conditions of Award Opportunities in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan's administration, and (subject to the provisions of Article IV herein) to amend the terms and conditions of any outstanding Award Opportunity to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority hereunder.

        3.3 Decisions Binding. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.

                                   Article IV

                          Eligibility And Participation

        4.1 Eligibility. All Officers as of the first day of each Plan Year.

        4.2 No Right to Participate. No Employee shall at any time have a right to be selected for participation in the Plan despite having previously participated in the Plan.

                                    Article V

                               Award Determination

        5.1 Performance Measures and Performance Goals. For each Plan Year, the Committee shall establish ranges of attainment of the performance goals which will correspond to various levels of Award Opportunities. Each performance goal range shall include a level of performance at which one hundred percent (100%) of the Target Incentive Award may be earned. In addition, each range shall include levels of performance above and below the one hundred percent (100%) performance level at which a greater or lesser percent of the Target Incentive Award may be earned.

               After the performance goals are established, the committee will align the achievement of the performance goals with the Award Opportunities (as described in Article V, Section 5.2 herein), such that the level of achievement of the pre-established performance goals at the end of the Plan Year will determine the Final Awards.

               The Committee may establish one or more Company wide performance measures which must be achieved for any Officer to receive a Final Award payment for that Plan Year.

               Following the completion of each Plan Year, if the performance goals were met, the Committee shall certify in writing prior to payment of Final Awards that the performance goals for such Plan Year were satisfied.

        5.2 Award Opportunities. No later than ninety (90) days after the beginning of each Plan Year, the Committee shall establish, in writing, Award Opportunities which correspond to various levels of achievement of the pre-established performance goals. The established Award Opportunities may vary in relation to the job classification of each Officer or among Officers in the same job classification. Except as provided in Article V, Section 5.11 herein, Award Opportunities for Officers shall be established as a function of each Officer's Base Salary (as defined below). No later than ninety (90) days after the beginning of each Plan Year, the Committee shall establish, in writing, various levels of Final Awards which may be paid with respect to specified levels of attainment of the pre-established performance goals.

               For purposes of this Article V, "Base Salary" shall mean, as to any specific Plan Year, an Officer's regular annual salary rate as of the last day of the Plan Year. Regular salary shall not be reduced by any voluntary salary reductions or any salary reduction contributions made to any salary reduction plan, defined contribution plan or other deferred compensation plans of the Company, but shall not include any payments under this Plan, the 1998 Long Term Incentive Plan, or any other bonuses, incentive pay or special awards.

        5.3 Computation of Final Awards. Each Officer's Final Award shall be based on:

        (a) The Officer's Target Incentive Award;

        (b) The potential Final Awards corresponding to various levels of achievement of the pre-established performance goals, as established by the Committee; and

        (c) Company performance in relation to the pre-established performance goals.

Except as provided in Article V, Section 5.7 herein, performance measures which may serve as determinants of Officers' Award Opportunities shall be limited to the Company's Pretax Income, Net Income, Earnings Per Share, Revenue, Expenses, Return on Assets, Return on Equity, Return on Investment, Net Profit Margin, Operating Profit Margin, Operating Cash Flow, Total Stockholder Return, Capitalization, Liquidity, Results of Customer Satisfaction Surveys and other measures of Quality, Safety, Productivity or Process Improvement or other measures the Committee approves. Such performance goals may be determined solely by reference to the performance of the Company, a Subsidiary, a Limited Liability Company or a division or unit of any of the foregoing, or based upon comparisons of any of the performance measures relative to other companies. In establishing a performance goal, the Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or a change in accounting standards required by the U. S. generally accepted accounting principles.

        5.4 Adjustment of Performance Goals and Award Opportunities. Once established, performance goals normally shall not be changed during the Plan Year. If the Committee determines in its sole discretion that external changes or other unanticipated business conditions have materially affected the fairness of the goals, then the Committee may approve appropriate adjustments to the performance goals (either up or down) during the Plan Year as such goals apply to the Award Opportunities of specified Officers.

               Notwithstanding any other provision of this Plan, in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, such adjustment shall be made in the Award Opportunities and/or the performance measures or performance goals related to then current Performance Periods, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that subject to Article V herein, any such adjustment shall not be made if it would eliminate the ability of Award Opportunities held by Officers to qualify for the "performance based compensation" exception under Code Section 162(m).

        5.5 Final Award Determinations. As soon as practicable after the end of each Plan Year, Final Awards shall be computed for each Officer as determined by the Committee. Subject to the terms of Article V herein, Final Award amounts may vary above or below the Target Incentive Award, based on the level of achievement of the pre-established corporate, division and/or individual performance goals. Except as provided in Article V herein, the Committee shall have discretion to reduce or eliminate any and all Final Awards that otherwise would be paid; provided, however, the Committee may determine prior to the end of the Plan Year that it will not exercise such discretion.

        5.6 Award Limit. The Committee may establish guidelines governing the maximum Final Awards that may be earned by Officers (either in the aggregate, by Employee class or among individual Officers) in each Plan Year. The guidelines may be expressed as a percentage of Company wide goals of financial measures, or such other measures as the Committee shall from time to time determine; provided, however, that the maximum payout with respect to a Final Award payable to any one Officer in connection with performance in one Plan Year shall not exceed two hundred percent (200%) of the Officer's Target Incentive Award.

        5.7 Threshold Levels of Performance. The Committee may establish minimum levels of performance goal achievement, below which no payouts of Final Awards shall be made to any Officer.

        5.8 No  Mid-Year  Change in Award  Opportunities.  Except as provided in
Article V, Section 5.11 herein, each Officer's Final Award shall be based exclusively on the Award Opportunity levels established by the Committee pursuant to Article V, Section 5.2 above.

        5.9 Nonadjustment of Performance Goals. Except as provided in Article V,
Section 5.11 herein, performance goals shall not be changed following their establishment and Officers shall not receive any payout when the minimum performance goals are not met or exceeded.

        5.10 Award Adjustments. The Committee shall have the discretion to reduce or eliminate the amount of the Final Award otherwise payable to an Officer.

        5.11 Possible Modifications.  In the event that changes are made to Code
Section 162(m) or the Regulations thereunder to permit greater flexibility with respect to any Award Opportunities under the Plan, the Committee may exercise such greater flexibility consistent with the terms of the AICP and, to the extent of such changes, without regard to the restrictive provisions of the AICP.

        5.12 Amend and Terminate. The Board, without notice, at any time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of an Officer, reduce the right of an Officer to a payment or distribution hereunder to which the Officer is entitled.

                                   Article VI

                             Payment Of Final Awards

        6.1 Form and Timing of Payment. Unless a deferral election is made by an Officer pursuant to Article VI, Section 6.2 herein, or deferral of all or a portion of an Officer's Final Award is required by Article VI, Section 6.3, each Officer's Final Award shall be paid within seventy-five (75) days after the Award is approved by the Committee.

        6.2 Voluntary Deferral of Final Award Payouts. An Officer may defer receipt of some or all payments otherwise due under the Plan pursuant to the terms of a deferred compensation plan sponsored by the Company.

        6.3 Deferral of Final Award Payouts. In the event that all or a portion of an Officer's Final Award is not deductible by the Company due to limits contained in Code Section 162(m) or any successor Code Section, the Committee may, in its discretion, require that payment of the nondeductible portion of such Final Award be deferred under a deferred compensation plan sponsored by the Company.

                                   Article VII

                            Termination Of Employment

        If before an Award is actually paid to an Officer with respect to a Performance Period the Officer ceases to be a regular, full time employee of the Corporation, any of its Subsidiaries or any of its Limited Liability Companies, the Officer's eligibility under the Plan shall terminate and no Award will be paid.

                                  Article VIII

                             Rights Of Participants

        8.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Officer's employment at any time, nor confer upon any Officer any right to continue in the employ of the Company.

        8.2 Nontransferability. No right or interest of any Officer in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge and bankruptcy.




                                   Article IX

                                Change In Control

        In the event of a Change in Control, each Participant shall, in the sole discretion of the Committee, receive a full payment of the Participant's Target Incentive Award for the Plan Year during which such Change in Control occurs, as determined by the Committee. In such circumstances the Committee shall determine the Final Award based upon performance during the Plan Year until the date of the Change in Control. Such amounts shall be paid in cash to each participant within seventy-five (75) days after the effective date of the Change in Control.

        For purposes of the Plan, a "Change in Control" shall be deemed to have occurred if :

        (a) Any "Person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

        (b) During any period of 24 months (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than (1) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Article; (2) a director designated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control; or (3) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

        (c) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding
immediately   prior  thereto   continuing  to  represent  (either  by  remaining
outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (2) after which no Person holds 25% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

        (d) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                                    Article X

                                  Miscellaneous

        10.1 Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Oklahoma.

        10.2 Withholding Taxes. The Company shall have the right to deduct from all payments under the Plan any foreign, federal, state or local income or other taxes required by law to be withheld with respect to such payments. Before payment of any Final Award may be deferred under Article VI, the Company may require that the Officer pay or agree to withholding for any foreign, federal, state or local income or other taxes which may be imposed on any amount deferred.

        10.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

        10.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        10.5 Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

        10.6 Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

        10.7 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        10.8 Construction. The Committee shall have such duties and powers as may be necessary to discharge its responsibilities under this Plan, including, but not limited to, the ability to construe and interpret the Plan and resolve any ambiguities with respect to any of the terms and provisions hereof as written and as applied to the operation of the Plan.



                                            KERR-McGEE CORPORATION



                                            By:_____________________________
                                               John J. Murphy
                                               Director and Chair of the
                                               Executive Compensation Committee